PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(5)
(to Prospectus Dated July 13, 2007)	Registration No. 333-144187

UCN, INC.

2,430,000 Shares of Common Stock

We are offering up to 2,430,000 shares of common stock at a negotiated price of $3.50 per share, or a total of $8,505,000. Shares will be sold only to institutional investors.

Quotations for our common stock are reported on the OTC Bulletin Board under the symbol “UCNN.” On September 10, 2007, the closing bid price for our common stock was $3.55 per share.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See the section entitled “ Risk Factors” on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of these shares nor is it required to arrange for the sale of any specific number or dollar amount of shares but has agreed to use its reasonable efforts to arrange for the sale of all of the shares offered hereby.

	Price to Investors	Placement Agent Fees	Proceeds to UCN Before Expenses and After Placement Agent Fees
Per Common Share	$3.50	$0.21	$3.29
Maximum Offering Amount	$8,505,000	$510,300	$7,994,700

We expect the total offering expenses, excluding placement agent fees, to be approximately $110,000 for all sales pursuant to this prospectus supplement and accompanying prospectus. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The closing of this offering is subject to certain conditions, including the absence of any material change in our business and the delivery of a comfort letter by our independent accountants. Delivery of the shares is expected to be made on or about September 14, 2007 against payment in immediately available funds.

Roth Capital Partners

The date of this prospectus supplement is September 11, 2007.

SUMMARY

About This Prospectus Supplement

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement, and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” included in or otherwise incorporated by reference in this prospectus supplement and the financial statements and the other information that we incorporated by reference in the accompanying prospectus, before making an investment decision.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares of common stock we are offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Whenever we refer to “UCN” or to “us,” or use the terms “we” or “our” in this prospectus, we are referring to UCN, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates we are referring only to UCN, Inc., for example, the section entitled “Description of Capital Stock” in the accompanying prospectus.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as to the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find Additional Information”.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This offering of common stock is being made under a registration statement on Form S-3 (registration file no. 333-144187) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, $0.0001 par value, from time to time in one or more offerings up to a total dollar amount of $12,000,000.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock.

About UCN

UCN offers a wide range of hosted contact handling and performance management software services, in addition to a variety of connectivity options for carrying an inbound call into our inContact™ suite of services or linking agents to inContact, including dedicated T1s, IP connectivity, toll free and local inbound numbers. We sell telecom services unbundled from our inContact service offering, including, dedicated, switched, toll free, and data lines at competitive prices with high levels of service.

UCN is a “Network Applications Provider” that provides on-demand, hosted, contact handling software (through our inContact applications suite of services) and business telecommunication services delivered over our own, proprietary national Voice over Internet Protocol Network, or VoIP Network. The inContact application suite includes an integrated package of advanced contact handling, reporting and administration applications and performance monitoring and management tools, along with inControl, a unique, rapid application development tool.

We offer a set of traditional connectivity products, which include the dedicated voice T1 product, the Intelligent-T™, VoIP connectivity services and our switched 1+ services, that enable our customer sites to connect to UCN’s VoIP Network and gain access to our inContact services. Our products: eliminate the need for traditional call management hardware/software on premises by replacing this premise-based hardware/software with software over our VoIP Network. Our products also deliver robust contact management functions to the business via our transport services. Our customers publish toll free and local inbound numbers to their customer base, enabling inbound callers to be handled through the inContact applications embedded in the VoIP Network. Our distribution channels pursue multiple marketing avenues, including using independent agents, value-added resellers and direct and inside sales forces.

Our strategy is to develop and deploy a call management solution that is affordable, scalable to the business’s call traffic, enables a distributed workforce and offers features that can substantially improve worker productivity in both small and large call centers. UCN’s objective is to compete with the best feature-set currently available from other traditional on-premises systems.

Using this strategy, UCN has evolved from being a long distance provider to a Network Applications Provider, which we believe will be the next generation of service providers in the telecommunication industry. Early in 2007, we closed two strategic acquisitions, which significantly augmented our suite of services. Through these acquisitions, UCN can now offer companies the ability to monitor customer satisfaction and agent effectiveness through its ECHO™ product as well as efficiently staff their call center using our work force management solution.

More comprehensive information about us is available through our Internet website at http://www.ucn.net. The information on our website is not incorporated by reference into this prospectus. Our principal executive offices are located at 14870 Pony Express Road, Bluffdale, Utah 84065, and our telephone number is (801) 320-3300.

The Offering

Common Stock offered by us:	2,430,000 shares, par value $0.0001 per share

Offering price:	$3.50 per share, or gross proceeds of $8,505,000

Common Stock to be outstanding after offering:	30,903,927 *

Use of proceeds:	For working capital and general corporate purposes, including sales and marketing programs, general and administrative expenses, and purchases of equipment. We may, at our discretion, apply the proceeds of the offering to pay down a portion or all of our revolving credit facility, which had an outstanding balance of $3.8 million at June 30, 2007. See “Use of Proceeds” beginning on page S-6.

Risk Factors:	See “Risk Factors” below for a discussion of factors to consider before deciding to purchase our common stock.

OTC Bulletin Board Symbol:	UCNN

*	The above table is based on 28,473,927 shares of our common stock outstanding as of September 10, 2007 (as adjusted for 2,430,000 shares to be issued in this offering) and excludes, as of September 10, 2007:

•

4,231,670 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans, at a weighted average exercise price of $2.78 per share;

•	276,451 shares of common available for future grants under our equity incentive plans; and

•	1,100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $2.51 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the periods ended June 30 and March 31, 2007, respectively, and the other information contained or incorporated by reference in this prospectus. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also consider the following additional risks pertaining to the offering.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will pay a much higher price than the book value of our stock.

If you purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $3.15 per share, after giving effect to the sale by us of 2,430,000 shares of common stock in this offering at a price to the public of $3.50 per share.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “internal,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the sections entitled “Risk Factors” and “Management’s Discussion of financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7,884,700 after deducting the placement agent fees and offering expenses payable by us if we sell the maximum number of shares.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, including sales and marketing programs, general and administrative expenses, and purchases of equipment. We may, at our discretion, apply the proceeds of the offering to pay down a portion or all of our revolving credit facility, which had an outstanding balance of $3.8 million at June 30, 2007.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash generated internally from operations and the terms and availability of capital lease and other financing arrangements, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors.

DILUTION

Purchasers of shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value (unaudited) as of June 30, 2007, was approximately $2.9 million, or $0.10 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of June 30, 2007.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of the shares offered in this offering at a price of $3.50 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of June 30, 2007 would have been approximately $10.8 million, or $0.35 per share. This represents an immediate increase in the net tangible book value of $0.25 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.15 per share to you as an investor in this offering. The following table illustrates this per share dilution:

Price per common share to investors		$3.50
Net tangible book value per share as of June 30, 2007	$0.10
Increase in net tangible book value attributable to this offering	$0.25

Net tangible book value per share after offering		$0.35

Dilution in net tangible book value per share to new investors		$3.15

Dilution as a percentage of offering price per share		90%

The above table is based on 28,428,589 shares of our common stock outstanding as of June 30, 2007 (as adjusted for 2,430,000 shares to be issued in this offering) and excludes, as of that date:

•	45,338 common shares issued between July 1 and September 10, 2007;

•

4,231,670 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans, at a weighted average exercise price of $2.78 per share;

•	276,451 shares of common available for future grants under our equity incentive plans; and

•	1,100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $2.51 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK WE ARE OFFERING

In this offering, we are offering a maximum of 2,430,000 shares of common stock at a price of $3.50 per share. The material terms and provisions of our common stock and each other class of our securities which qualifies or limit our common stock are described under the caption “Description of Capital Stock” starting on page 4 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated September 11, 2007, with Roth Capital Partners, LLC or Roth Capital. Subject to the terms and conditions set forth in the agreement, Roth Capital has agreed to act as our placement agent in connection with this offering. Roth Capital is not purchasing any shares offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the shares, but has agreed to use its best efforts to arrange for the sale of all of the shares offered.

There is no requirement that any minimum number of shares or dollar amount of shares be sold in this offering and there can be no assurance that we will sell all or any of the shares being offered.

The agreement with Roth Capital provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material change in our business.

We currently anticipate that closing of this offering will take place on or about September 14, 2007. On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Roth Capital will receive the placement agent’s fee in accordance with the terms of the placement agency agreement; and

•	we will deliver the shares to the investors.

We have agreed to pay Roth Capital a commission equal to 6% of the gross proceeds of the sale of the shares in this offering. We have also agreed to reimburse Roth Capital for up to $40,000 of expenses incurred by it in connection with this offering. In no event will the total amount of compensation paid to Roth Capital and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to Roth Capital’s fee of $510,300, are approximately $110,000, which includes legal, accounting and printing costs, reimbursement of certain expenses to Roth Capital, and various other fees associated with registering the securities. After deducting certain fees due to Roth Capital and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7,884,700 if the maximum number of shares are sold.

The following table shows the per share and total commissions we will pay to Roth Capital in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

Per share	$0.21
Maximum offering total	$510,300

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Roth Capital proposes to arrange for the sale to one or more purchasers of the shares offered pursuant to this prospectus supplement and the accompanying prospectus directly through a subscription agreement between the purchasers and us.

We have agreed to indemnify Roth Capital against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments Roth Capital may be required to make in respect of such liabilities.

Each of our officers and directors have agreed that, subject to certain limited exceptions, during the period ending 90 days after the date of this prospectus supplement, he or she will not, without the prior written consent of Roth Capital, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, lend, or otherwise dispose of any shares of common stock or any securities that may be converted into, exercised or exchanged for any such shares of common stock or enter into any swap or other arrangement that transfers to another person, in whole or in part, the economic consequences of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock.

The 90-day restricted period described above is subject to automatic extension such that, in the event that either (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the “lock-up” restrictions described above will, subject to limited exceptions, continue to apply until the date that is 18 days after the date of issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Roth Capital waives, in writing, such extension. At any time and without public notice, Roth Capital may in its sole discretion release all or some of the securities from these lock-up agreements.

The placement agency agreement with Roth Capital, including the form of subscription agreement and lock-up letter as exhibits thereto, will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is InterWest Transfer Company.

Our common stock is traded on the OTC Bulletin Board under the symbol “UCNN.”

The price per share for the shares was determined based on negotiations with the purchasers and discussions with Roth Capital.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for UCN by Parsons Behle & Latimer, Salt Lake City, Utah. Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California, is counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements and related financial statement schedule of UCN incorporated in this prospectus and registration statement by reference from UCN’s annual report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 123(R), Share Based Payment, effective January 1, 2006, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BenchmarkPortal, Inc., as of and for the years ended December 31, 2006 and 2005, incorporated in this prospectus and registration statement by reference from UCN’s current report on Form 8-K/A dated April 6, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to the adoption of Statement of Financial Accounting Standard No. 123(R), Share Based Payment, effective January 1, 2006, and the presentation of discontinued operations, and is incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Our Commission File Number for filings we make with the SEC under the Exchange Act is 000-26917.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus incorporates by reference the following reports and statements filed with the SEC:

•	Quarterly reports on Form 10-Q for the interim periods ended June 30 and March 31, 2007;

•	Annual report on Form 10-K for the year ended December 31, 2006;

•	Current report on Form 8-K, as filed with the SEC August 10, 2007;

•	Current report on Form 8-K, as filed with the SEC June 12, 2007;

•	Current report on Form 8-K, as filed with the SEC April 24, 2007;

•	Current report on Form 8-K, as filed with the SEC March 13, 2007;

•	Current report on Form 8-K, as filed with the SEC February 15, 2007;

•	Current report on Form 8-K, as filed with the SEC February 13, 2007 (as amended by Form 8-K/A filed April 6, 2007);

•	Current report on Form 8-K, as filed with the SEC January 31, 2007;

•	Current report on Form 8-K, as filed with the SEC January 19, 2007; and

•	Proxy Statement for our 2007 Annual Meeting of Stockholders, as filed with the SEC on May 2, 2007.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may obtain a copy of any of these SEC filings without charge by written or oral request directed to Kimm Partridge, our Corporate Secretary, at UCN, Inc., 14870 Pony Express Road, Bluffdale, Utah 84065, telephone (801) 320-3300. Furthermore, the SEC filings are available on our corporate website, free of charge. Our corporate website is http://www.ucn.net.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

We currently file periodic reports pursuant to the Securities Exchange Act of 1934. All of our reports, such as annual and quarterly reports, and other information, such as proxy statements, are filed electronically with the SEC. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the reports, proxy statements, and other information may be read and copied at the SEC’s Public Reference Room.

Prospectus

UCN, INC.

$12,000,000

COMMON STOCK

We may, from time to time in one or more offerings, sell shares of our common stock, par value $0.0001, at a total dollar amount up to $12,000,000.

We will provide the specific terms of any sales of common stock in supplements to this prospectus. The prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information, you should refer to the section entitled “Plan of Distribution” beginning on page 6. If we use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from any such sales also will be set forth in a prospectus supplement.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is not listed on a national securities exchange. Quotations for our common stock are reported on the OTC Bulletin Board under the symbol “UCNN.” On June 26, 2007, the closing bid price for our common stock was $4.50 per share.

Our principal executive offices are located at 14870 Pony Express Road, Bluffdale, Utah 84065, and our telephone number is (801) 320-3300.

Investing in our securities involves a high degree of risk. See the section entitled “ Risk Factors” on page 3, and the section entitled “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q for subsequent interim periods, all as filed with the Securities and Exchange Commission, and all of which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time our common shares for a total dollar amount up to $12,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms on which we may offer the common shares. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Incorporation of Certain Information By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

SUMMARY

UCN offers a wide range of hosted contact handling and performance management software services, in addition to a variety of connectivity options for carrying an inbound call into its inContact™ suite of services or linking agents to inContact, including dedicated T1s, IP connectivity, toll free and local inbound numbers. We sell telecom services unbundled from our inContact service offering, including, dedicated, switched, toll free, and data lines at competitive prices with superior service levels.

UCN is a “Network Applications Provider” that provides on-demand, hosted, contact handling software (through our inContact applications suite of services) and business telecommunication services delivered over our own, proprietary national Voice over Internet Protocol Network (VoIP Network). The inContact application suite includes an integrated package of advanced contact handling, reporting and administration applications and performance monitoring and management tools, along with inControl, a unique, rapid application development tool.

We offer a set of traditional connectivity products, which include the dedicated voice T1 product, the Intelligent-T™, VoIP connectivity services and our switched 1+ services, that enable our customer sites to connect to UCN’s VoIP Network and gain access to our inContact services. Our customers publish toll free and local inbound numbers to their customer base, enabling inbound callers to be handled through the inContact applications embedded in the VoIP Network. Our distribution channels pursue multiple marketing avenues, including using independent agents, value-added resellers and direct and inside sales forces.

Our strategy is to develop and deploy a call management solution that is affordable, scalable to the business’s call traffic, enables a distributed workforce and offers features that can substantially improve worker productivity in both small and large call centers. UCN’s objective is to compete with the best feature-set currently available from other traditional on-premises systems.

Our products: 1) eliminate the need for traditional call management hardware/software on premises by replacing this premise-based hardware/software with software over our VoIP Network, and 2) deliver robust contact management functions to the business via our transport services. Using this strategy, UCN has evolved from being a long distance provider to a Network Application Provider, which we believe will be the next generation of service providers in the telecommunication industry. Early in 2007, we closed two strategic acquisitions, which significantly augmented our suite of services. Through these acquisitions, UCN can now offer companies the ability to monitor customer satisfaction and agent effectiveness through its ECHO™ product as well as efficiently staff their call center using our work force management solution.

During the last few years of packaging and refining our network applications, we have developed a marketing capacity and a customer base to create immediate opportunities for sales of our products and services to both existing and new customers. We have a network of experienced sales agents through which we market our inContact and connectivity products and services.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Report on Form 10-Q for the period ended March 31, 2007, the other information contained or incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference into this prospectus, and prospectus supplements contain forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “internal,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the section entitled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the indebtedness to be repaid.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing common stock in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

UCN’s charter authorizes it to issue up to: (i) 100,000,000 shares of common stock, $0.0001 par value per share; and (ii) 15,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, there are 28,418,589 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there are outstanding options, warrants, and rights to acquire up to an additional 5,343,534 shares of common stock.

Common stock

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the board of directors out of funds legally available there for and to share, ratably, in the net assets, if any, of UCN upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

Preferred stock

The board of directors, without further action by the holders of the common stock, is authorized to classify any shares of our authorized but unissued preferred stock as preferred stock in one or more series. With respect to each series, the board of directors may determine:

•	The number of shares which shall constitute such series;

•	The rate of dividend, if any, payable on shares of such series;

•	Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

•	Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

•	The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of UCN;

•	The sinking fund provisions, if any, for the redemption of shares of such series;

•	The voting rights, if any, of the shares of such series;

•	The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of UCN of any other class or series;

•

Whether the shares of such series are to be preferred over shares of capital stock of UCN of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of UCN, or otherwise; and

•	Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of the Charter.

The availability of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging takeover proposals, and the issuance of preferred stock could have the effect of delaying or preventing a change in control of UCN not approved by the board of directors.

Statutory business combinations provision

UCN is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an “interested stockholder” for a period of three years from the date that such person becomes an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85 percent or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved at an annual or special meeting by the corporation’s board of directors and by the holders of at least 66 2/3 percent of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder. Under Section 203, an “interested stockholder” is defined as any person who is: (i) the owner of 15 percent or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws, through action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. UCN has not adopted such an amendment to its certificate of incorporation or bylaws.

Limitation on directors’ liabilities

Pursuant to the certificate of incorporation and under Delaware law, directors and executive officers are not liable to UCN or its stockholders for monetary damages for breach of fiduciary duty, except liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a director has derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which these persons may be involved because of their offices with us if they acted in good faith or in a manner reasonably believed to be in or not opposed to our best interests. However, nothing in the certificate of incorporation and bylaws protects or indemnifies a director, officer, employee, or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Transfer agent

The transfer agent for the common stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.

PLAN OF DISTRIBUTION

We may sell our common stock offered pursuant to this prospectus and any accompanying prospectus supplements:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our common stock may be offered and sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any of the prices at which we sell common stock may be at a discount to market prices. Broker-dealers may also receive from purchasers of the common stock compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number of shares and terms of the offering to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional common stock;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such common stock;

•	the public offering or purchase price of such common stock;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	the net proceeds we will receive from such sale; and

•	any underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents

We may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of the common stock. We also may, from time to time, authorize dealers or agents to offer and sell the common stock upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the common stock offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed common stock to third parties.

Other Offerings

Our common stock may also be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our common stock will be subject to certain conditions precedent.

Stabilization

In connection with the offering of common stock under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing the market price.

The underwriters in an offering of common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market following completion of the offering of common stock hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or Exchange Act, under certain circumstances a person engaged in the distribution of the common stock offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for UCN by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements and related financial statement schedule of UCN incorporated in this registration statement by reference from UCN’s annual report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 123(R), Share Based Payment, effective January 1, 2006, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BenchmarkPortal, Inc., as of and for the years ended December 31, 2006 and 2005, incorporated in this registration statement by reference from UCN’s current report on Form 8-K/A dated April 6, 2007, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to the adoption of Statement of Financial Accounting Standard No. 123(R), Share Based Payment, effective January 1, 2006, and the presentation of discontinued operations, and is incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus:

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus incorporates by reference the following reports and statements:

•	Quarterly report on Form 10-Q for the three months ended March 31, 2007, as filed with the SEC on May 14, 2007

•	Annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 29, 2006;

•	Current report on Form 8-K, as filed with the SEC June 12, 2007;

•	Current report on Form 8-K, as filed with the SEC April 24, 2007;

•	Current report on Form 8-K, as filed with the SEC March 13, 2007;

•	Current report on Form 8-K, as filed with the SEC March 12, 2007;

•	Current report on Form 8-K, as filed with the SEC February 15, 2007;

•	Current report on Form 8-K, as filed with the SEC February 13, 2007 (as amended by Form 8-K/A filed April 6, 2007);

•	Current report on Form 8-K, as filed with the SEC January 31, 2007;

•	Current report on Form 8-K, as filed with the SEC January 19, 2007; and

•	Proxy Statement for our 2007 Annual Meeting of Stockholders, as filed with the SEC on May 2, 2007.

You may obtain a copy of any of these SEC filings without charge by written or oral request directed to Kimm Partridge, our Corporate Secretary, at UCN, Inc., 14870 Pony Express Road, Bluffdale, Utah 84065, telephone (801) 320-3300. Furthermore, the SEC filings are available on our corporate website, free of charge. Our corporate website is http://www.ucn.net.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

We currently file periodic reports pursuant to the Securities Exchange Act of 1934. All of our reports, such as annual and quarterly reports, and other information, such as proxy statements, are filed electronically with the SEC. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the reports, proxy statements, and other information may be read and copied at the SEC’s Public Reference Room.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of UCN the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, UCN has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.